UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2020 (January 15, 2020)

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Ringling Blvd., Suite 310, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to provide revised disclosure concerning the finalized employment agreement and related compensation matters between Carleton M. Miller and Vislink Technologies, Inc., as disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2020 (the “Original 8-K”). This Amendment should be read in conjunction with the Original 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2020, the Company entered into an employment agreement with Carleton M. Miller in connection with his appointment as Chief Executive Officer of the Company, as previously announced on January 16, 2020 (the “Miller Employment Agreement”). Pursuant to the Miller Employment Agreement, Mr. Miller will receive an annual base salary of $330,000 per year, and an annual cash bonus in accordance with the terms of any annual cash bonus incentive plan maintained for the Company’s key executive officers.

As Mr. Miller’s employment is on an “at-will” basis, the Company or Mr. Miller may terminate the employment relationship at any time, with or without Cause (as defined in the Miller Employment Agreement). Upon Mr. Miller’s termination of employment for any reason, Mr. Miller will be entitled to receive a lump sum payment equal to the sum of his earned but unpaid base salary through his termination date plus his accrued but unused vacation days through his termination date, and any other benefits or rights Mr. Miller has accrued or earned through his termination date in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company (the “Accrued Obligations”).

In addition, if Mr. Miller’s employment with the Company is terminated by the Company without Cause (as defined in the Miller Employment Agreement), or by Mr. Miller for Good Reason (as defined in the Miller Employment Agreement), then in addition to the Accrued Obligations, Mr. Miller will receive the following, subject to his execution of a release of the Company: (i) the annual bonus, if any, Mr. Miller earned (based on actual performance) for the fiscal year ended prior to his termination date; (ii) the annual bonus, if any, that Mr. Miller would have earned (based on actual performance) for the fiscal year that includes his termination date, pro-rated to reflect services performed for the portion of the fiscal year that precedes his termination date; (iii) base salary continuation (determined without regard to any reduction in base salary that constitutes Good Reason) in accordance with the Company’s payroll practices for a period of 18 months following Mr. Miller’s termination date, provided that if Mr. Miller’s employment is terminated by the Company without Cause or he resigns for Good Reason within 13 months after a Change in Control of the Company (as defined in the Miller Employment Agreement) Mr. Miller will receive 1.5 times the sum of his base salary and target annual bonus, payable in installments over 18 months in accordance with the Company’s payment practices; and (iv) reimbursement for COBRA premiums, if any, paid by Mr. Miller for such continuation coverage for himself, his spouse and dependents under the Company’s group health, dental and vision plans for 18 months or until such COBRA continuation coverage otherwise expires.

The foregoing description of the Miller Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Miller Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Miller Employment Agreement also provides that Mr. Miller will receive an inducement award of a time-based option to purchase 2,155,481 shares of the Company’s common stock under NASDAQ Listing Rule 5653(c)(4) outside of the Company’s existing equity compensation plans (the “Time-Based Option”), 25% of which will vest on January 22, 2021 and the remaining 75% of which will vest in substantially equal monthly installments over the 36-month period following such date, subject to Mr. Miller’s continued employment by the Company on the applicable vesting date. Pursuant to the Miller Employment Agreement, Mr. Miller will also receive an inducement award of a performance-based option to purchase 1,500,000 shares of the Company’s common stock under NASDAQ Listing Rule 5653(c)(4) outside of the Company’s existing equity compensation plans (the “Performance-Based Option”). The Performance-Based Option will vest in three equal tranches of 500,000 shares upon the Company’s attainment, on or before the fifth anniversary of January 22, 2020, of specified cumulative EBITDA performance conditions, subject in each case to Mr. Miller’s continued employment by the Company on the applicable vesting date.

The foregoing descriptions of the Time-Based Option and Performance-Based Option are not complete and are qualified in their entirety by reference to the full text of the Form of Notice of Grant of Stock Option for Time-Vested Options and Stock Option Agreement by and between the Company and Carleton Miller, dated as of January 22, 2020, and the Form of Notice of Grant of Stock Option for Performance-Vested Options and Stock Option Agreement by and between the Company and Carleton Miller, dated as of January 22, 2020, which are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Mr. Miller’s Time-Based Option and Performance-Based Option have an exercise price per share equal to $0.285, the closing price of the Company’s common stock on the Nasdaq Stock Market on the date on which the Board approved the Time-Based Option and Performance-Based Option. The issuance of the Time-Based Option and the Performance-Based Option to Mr. Miller will be exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

Item 9.01	Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Carleton Miller, dated as of January 22, 2020
10.2	Notice of Grant of Stock Option for Time-Vested Options and Stock Option Agreement by and between the Company and Carleton Miller, dated as of January 22, 2020
10.3	Notice of Grant of Stock Option for Performance-Vested Options and Stock Option Agreement by and between the Company and Carleton Miller, dated as of January 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2020	VISLINK TECHNOLOGIES, INC.

	By:	/s/ Carleton M. Miller
	Name:	Carleton M. Miller
	Title:	Chief Executive Officer